QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery
for Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of

Versar, Inc.

at
$0.15 per Share, Net in Cash,
Pursuant to the Offer to Purchase dated October 6, 2017
by

KW Genesis Merger Sub, Inc.,

a wholly owned subsidiary of

Kingswood Genesis Fund I, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, NOVEMBER 10, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Do not use for signature guarantees

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of KW Genesis Merger Sub, Inc., a Delaware corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.01 per share ("Shares"), of Versar, Inc., a Delaware corporation ("Versar"), at a price of $0.15 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 6, 2017 (together with any amendments or supplements thereto, the "Offer to Purchase"), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") enclosed herewith. Purchaser is a wholly owned subsidiary of Kingswood Genesis Fund I, LLC, a Delaware limited liability company ("Kingswood").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by mail, express mail, courier, or other expedited service, or, for Eligible Institutions (as defined below) only, by email transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

If delivering by hand, express mail, courier, or other expedited service:	By mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

For assistance call (877) 259-6290 (toll free)

Email: CANOTICEOFGUARANTEE@computershare.com

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Purchaser, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 6, 2017 (together with any amendments or supplements thereto, the "Offer to Purchase"), and the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)
Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:
Name of Tendering Institution:	Address(es):

(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):

Date:

 GUARANTEE
(Not to be used for Signature Guarantee)

        The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at one of its addresses set forth above within two trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the New York Stock Exchange is open for business.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated: 201

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

GUARANTEE (Not to be used for Signature Guarantee)